                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement              [ ]  Confidential, for Use of the
                                                   Commission Only (as permitted
                                                   by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                              Cerprobe Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No Fee Required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

[CERPROBE LOGO]

                              CERPROBE CORPORATION
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 25, 1999
                            ------------------------
TO THE STOCKHOLDERS:

     You are cordially invited to attend the annual meeting (the "Annual Meeting") of the stockholders of Cerprobe Corporation, a Delaware corporation (the "Company" or "Cerprobe"), to be held on May 25, 1999, at 10:00 a.m. local time at the Mesa Hilton, Kachina Room, 1011 West Holmes Avenue, Mesa, Arizona 85210, for the following purposes:

     1. To elect directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.

     2. To approve an amendment to the Company's 1997 Employee Stock Purchase Plan (the "Plan") to reduce the employment eligibility requirement from one year to 90 days.

     3. To act upon such other business as may properly come before the meeting and any adjournment thereof.

     Only stockholders of record at the close of business on April 13, 1999, (the "Record Date") are entitled to notice of and to vote at the meeting.

     The enclosed Proxy Statement contains additional information pertaining to the matters to be considered at the meeting. A copy of the Annual Report to stockholders for the fiscal year ended December 31, 1998, also accompanies this Notice.

     It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, you are requested to complete, date, sign, and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope. Any stockholder attending the Annual Meeting may vote in person even if he or she has previously returned a proxy.

                                          By order of the Board of Directors,

                                          RANDAL L. BUNESS
                                          Secretary
Gilbert, Arizona
Dated: April 13, 1999

[CERPROBE LOGO]

                              CERPROBE CORPORATION
                          1150 NORTH FIESTA BOULEVARD.
                          GILBERT, ARIZONA 85233-2237
                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 25, 1999

                                PROXY STATEMENT
                            ------------------------

                            VOTING AND OTHER MATTERS

GENERAL

     This Proxy Statement is submitted in support of a proxy solicitation by the Board of Directors of Cerprobe Corporation, a Delaware corporation (the "Company" or "Cerprobe"), in connection with the Annual Meeting of Stockholders (the "Annual Meeting") to be held on May 25, 1999, at 10:00 a.m. local time at the Mesa Hilton, Kachina Room, 1011 West Holmes Avenue, Mesa, Arizona 85210.

     These proxy solicitation materials were mailed on or about April 26, 1999, to all stockholders entitled to vote at the Annual Meeting.

RECORD DATE

     Stockholders of record at the close of business on April 13, 1999, (the "Record Date") are entitled to notice of and to vote at the Annual Meeting and at any adjournment or adjournments thereof. On the Record Date, there were 8,144,879 shares issued with 7,658,726 shares outstanding of the Company's common stock, $.05 par value per share (the "Common Stock").

REVOCABILITY OF PROXIES

     Any person giving a proxy may revoke the proxy at any time before its use by delivering to the Secretary of the Company, at the Company's offices at 1150 North Fiesta Boulevard, Gilbert, Arizona 85233-2237, written notification of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

VOTING SOLICITATION

     The presence, in person or by proxy, of the holders of a majority of the total number of shares of Common Stock outstanding constitutes a quorum for the transaction of business at the Annual Meeting. Each share is entitled to one vote on any matter coming before the Annual Meeting, except in the case of the election of directors as described below.

     For the election of directors, each stockholder is entitled to a number of votes equal to the number of directors to be elected multiplied by the number of shares held by such stockholder. Each stockholder may distribute votes among as many candidates for director in such proportions as he or she sees fit. The five candidates receiving the highest number of votes shall be elected. Assuming that a quorum is present, the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote is required to approve the amendments to the Company's 1997 Employee Stock Purchase Plan.

     The enclosed proxy, when properly signed and returned to the Company, will be voted by the proxy holders at the Annual Meeting as directed therein. If a stockholder specifies how the proxy is to be voted on any of the business to come before the Annual Meeting, the proxy will be voted in accordance with such specification. If no specification is made, the proxy will be voted:

     - for the election of the nominees for directors as proposed herein (and the proxy holders may exercise their discretion in distributing cumulative votes among the nominees);

     - for approval of the amendment to the Company's 1997 Employee Stock Purchase Plan; and

     - in the best judgement of the proxy holders, as to any other matters which may properly come before the meeting.

     The solicitation of proxies is made on behalf of the Company and all expenses incurred herein will be borne by the Company. Some of the officers, directors, and employees of the Company may also solicit proxies on behalf of management by telephone, telegraph, and personal interview, without additional compensation. Any costs thereof will be borne by the Company. The Company will reimburse brokerage firms, banks, and other custodians, nominees, and fiduciaries for their expenses reasonably incurred in forwarding solicitation material to the beneficial owners of the Common Stock.

ANNUAL REPORT

     The 1998 Annual Report to stockholders, which is being mailed to stockholders with this Proxy Statement, contains financial and other information about the Company but is not incorporated into this Proxy Statement and is not to be considered a part of the proxy soliciting materials. The information contained in the "Compensation Committee Report on Executive Compensation" below and the "Company Performance Graph" below shall not be deemed "filed" with the Securities and Exchange Commission (the "SEC") or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     Upon request, the Company will provide, without charge to each stockholder of record as of the Record Date, a copy of the Company's annual report on Form 10-K for the year ended December 31, 1998, as filed with the SEC. Any exhibits listed in the Form 10-K report also will be furnished upon request at the actual expense incurred by the Company in furnishing such exhibit. Any such requests should be directed to the Company's Secretary at the Company's executive offices set forth in this Proxy Statement.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

NOMINEES

     The Company's Second Restated Certificate of Incorporation provides that the number of directors shall be fixed from time to time by resolution of the Board of Directors. Presently, the number of directors is fixed at five. Unless otherwise instructed, proxies will be voted in favor of ROSS J. MANGANO, C. ZANE CLOSE, WILLIAM A. FRESH, KENNETH W. MILLER, AND DONALD F. WALTER, all of whom currently are directors of the Company. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for such substitute nominees as may be selected by the current Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until a successor has been elected and qualified or until his earlier resignation or removal.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINEES NAMED HEREIN.

     The following table sets forth certain information regarding the nominees for directors of the Company.

              NAME                  AGE                POSITION(S) WITH CERPROBE
              ----                  ---                -------------------------
Ross J. Mangano(1)(2)...........    53     Chairman of the Board of Directors
C. Zane Close...................    49     President, Chief Executive Officer, and Director
William A. Fresh(2).............    70     Director
Kenneth W. Miller(1)............    67     Director
Donald F. Walter(1)(2)..........    67     Director

---------------
(1) Member of the Compensation Committee

(2) Member of the Audit Committee

     Ross J. Mangano has served as the Chairman of the Board of Directors of Cerprobe since February 1993 and as a director of Cerprobe since February 1988. Mr. Mangano has served as the President of Oliver Estate, Inc., a real estate and investment management company, since 1996. Prior to that time, Mr. Mangano served in various management positions with Oliver Estate, Inc., since 1971. Mr. Mangano also is an investment analyst for Oliver Estate, Inc. From December 1993 to 1996, Mr. Mangano served on the Board of Directors of Cole Taylor Financial Group, a publicly held bank holding company. Since August 1997, Mr. Mangano has served on the Board of Directors of Blue Chip Casino, a privately held casino. Since July 1998, Mr. Mangano has served on the Board of Directors of U.S. RealTel, Inc., a public company owning access rights on properties around the world.

     C. Zane Close has served as President and Chief Executive Officer and as a director of Cerprobe since July 1990. From September 1989 to July 1990, Mr. Close served as Vice President and General Manager of Probe Technology Corporation ("Probe Technology"), a manufacturer of probing devices for testing integrated circuits. Mr. Close served as Vice President of Operations of Probe Technology from February 1985 to September 1989.

     William A. Fresh has served as a director of Cerprobe since April 1995. Mr. Fresh co-founded Fresh Test Technology Corporation ("Fresh Test"), a designer and manufacturer of probe and interface test technology for the semiconductor industry, which was acquired by Cerprobe in April 1995. He served as Chairman of the Board and Chief Executive Officer of Fresh Test from January 1986 through March 1995. Mr. Fresh also has served as the Chairman of the Board and Chief Executive Officer of Magellan Technology, a public holding company; and Orem Tek Development Corp., a real estate development company, since May 1990 and May 1991, respectively. Mr. Fresh served as Chairman of the Board and Chief Executive Officer of Satellite Images System Corporation, a medical information processing company, from February 1992 to August 1996, and from August 1996 to May 1998 served on the Board of Directors of the successor company known as Satellite Images System, L.L.C. Mr. Fresh served as Chairman of the Board of EFI Electronics, a publicly held power conditioning company; and Fresh Technology Company, a PC-based software company, from January 1991 to March 1994. From April 1996 to July 1998, Mr. Fresh served on the Board of Directors of Sento Technical Innovation Corporation, a publicly held software company.

     Kenneth W. Miller has served as a director of Cerprobe since 1979. Mr. Miller served as Treasurer of Cerprobe from June 1994 to June 1996 and as Secretary of Cerprobe from October 1991 to June 1996. Since January 1992, Mr. Miller has served as a business consultant to various companies involved in the microelectronic industry. From April 1991 until October 1991, Mr. Miller served as Marketing Director of Scrantom Engineering, Inc., a manufacturer of hybrid circuits and ceramic circuit boards. From September 1988 until April 1991, Mr. Miller served as Marketing Director of Advanced Packaging Systems, a manufacturer of high-density ceramic and polymer thin film interconnect products. From 1981 to September 1988, Mr. Miller served as President of Interamics, a manufacturer of ceramic packages for ICs and hybrid substrates.

     Donald F. Walter has served as a director of Cerprobe since May 1991. Since 1982, Mr. Walter has been a financial consultant and is the principal of Walter & Keenan Financial Consulting Co., a financial consulting firm. Since January 1982, Mr. Walter has served as a director of National Standard Co., a publicly held manufacturer of specialty wire products. Since October 1988, Mr. Walter has served as a director of Metro BanCorp, a publicly held bank.

     Directors hold office until their successors have been elected and qualified. All officers are elected by the Board of Directors and hold office until their successors have been duly elected and qualified, or until resignation or removal. There currently is no classification of the Board of Directors. There are no family relationships among any of the directors or officers of Cerprobe.

     The employment agreement between Cerprobe and Mr. Close provides that Cerprobe will cause Mr. Close to be nominated to the Board of Directors so long as Mr. Close is employed by Cerprobe. The stockholders of Cerprobe, however, have no obligation to vote for Mr. Close and may withhold or distribute votes in their discretion. Cerprobe knows of no other arrangements or understandings between any director or executive officer and any other person pursuant to which he has been selected as a director or executive officer.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors of the Company held a total of seven meetings during the fiscal year ended December 31, 1998. No director attended fewer than 75% of the aggregate of:

     - the total number of meetings of the Board of Directors, and

     - the total number of meetings held by all committees of the Board on which such director was a member. The Board of Directors had appointed the following standing committees: an Audit Committee and a Compensation Committee.

     Audit Committee. The Audit Committee reviews the annual financial statements and significant accounting issues and the scope of the audit with the Company's independent auditors and is available to discuss with the auditors any other audit related matters that may arise during the year. The Company's Audit Committee met separately at one formal meeting during the fiscal year ended December 31, 1998. During the fiscal year ended December 31, 1998, the Audit Committee consisted of Messrs. Mangano, Fresh, and Walter, non-employee directors of the Company.

     The Compensation Committee. The Compensation Committee reviews and acts on matters relating to compensation levels and benefit plans for key executives of the Company. The Compensation Committee also serves as the Senior Committee for purposes of the 1995 Stock Option Plan and administers the 1995 Stock Option Plan. The Compensation Committee held two formal meetings during the fiscal year ended December 31, 1998. During the fiscal year ended December 31, 1998, the Compensation Committee consisted of Messrs. Mangano, Miller, and Walter, non-employee directors of the Company.

DIRECTOR COMPENSATION AND OTHER INFORMATION

     Each outside director of Cerprobe receives $5,000 each quarter and a fee of $1,000 for each meeting of the Board of Directors attended. Outside directors also are eligible to receive stock options pursuant to Cerprobe's stock option plans and are reimbursed for expenses incurred in attending meetings. Directors do not receive additional compensation for committee participation or special assignments. During 1998 each Director received automatic options to acquire 3,000 shares of Common Stock pursuant to the 1995 plan. In addition each Director was granted options to acquire an additional 20,000 shares of Common Stock.

                                 PROPOSAL NO. 2

                   APPROVAL FOR AN AMENDMENT TO THE COMPANY'S
                       1997 EMPLOYEE STOCK PURCHASE PLAN

     The Company's stockholders are being asked to approve an amendment to the Company's 1997 Employee Stock Purchase Plan (the "Plan"). The Company desires to amend the Plan to reduce the employment eligibility requirement from one year to 90 days. Ratification of the proposal requires the affirmative vote of a majority of the shares of Common Stock voting on the proposal in person or by proxy.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF AN AMENDMENT TO THE COMPANY'S 1997 EMPLOYEE STOCK PURCHASE PLAN.

SUMMARY

     The following is a summary of the principal features of the Plan. The summary, however, does not purport to be a complete description of all the provisions of the Plan. Any stockholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to the Corporate Secretary at the Company's offices in Gilbert, Arizona.

GENERAL

     The Plan was adopted by the Board of Directors in December 1997 and approved by the stockholders in May 1998. A total of 150,000 shares of Common Stock were initially reserved for issuance thereunder. The purpose of the Plan is to promote superior levels of performance from, and to encourage stock ownership by, eligible employees of the Company by increasing their interest in the success of the Company. The Plan is designed to meet this goal by offering financial incentives for employees to purchase Common Stock, thereby increasing the interest of employees in pursuing the long-term growth, profitability, and financial success of the Company. The Company intends to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code.

ADMINISTRATION

     The Plan is administered by a committee appointed by the Board (the "Committee"). No member of the Committee may be eligible to purchase Common Stock under the Plan. All costs and expenses incurred in plan administration are paid by the Company without charge to participants. All cash proceeds received by the Company from payroll deductions under the Plan may be used for any corporate purpose and need not be segregated.

SHARES AND TERMS

     The stock issuable under the Plan is the Company's authorized but unissued or reacquired Common Stock. The maximum number of shares of Common Stock that may be issued in the aggregate under the Plan is 150,000. If any change in the Common Stock occurs (through reorganization, merger, recapitalization, reclassification, stock split, reverse stock split, or similar transaction), the Committee may make appropriate and proportionate adjustments in the number and type of shares that are subject to purchase under outstanding options and to the option exercise price applicable to such outstanding options.

ELIGIBILITY

     As originally adopted, any employee who has completed one year of continuous employment is eligible to participate in the Plan. The proposed amendment would reduce the employment eligibility requirement from one year to 90 days and would be effective for all offering periods commencing with the offering period beginning July 1, 1998. The Plan imposes certain limitations upon a participant's right to acquire Common Stock, including the following:

     - no option to participate in the plan shall be granted to any person if, immediately after the grant, that person would own five percent (5%) or more of the total combined voting power or value of all classes of Common Stock; and

     - no option to participate in the plan shall be granted to any person which permits such person's rights to purchase Common Stock under all employee stock purchase plans of the Company to accrue at a rate which exceeds $25,000 in fair market value of the Common Stock (determined at the time such option is granted) for each calendar year in which such option is outstanding.

OFFERING PERIODS AND PURCHASE PRICE

     The Plan is implemented by a series of successive six-month offering periods. Offerings begin on July 1 or January 1, as the case may be. The purchase price per share at which shares are purchased under the Plan is the lower of:

     - 85% of the closing price of the Common Stock on the date on which the offering begins, or

     - 85% of the closing price of the Common Stock on the date on which the offering ends.

PAYMENT OF PURCHASE PRICE; PAYROLL DEDUCTIONS

     Shares are purchased with funds that are accumulated through payroll deductions during the offering period. The deductions may not exceed 10% of a participant's base pay. A participant may discontinue participation in the Plan, but may not alter the amount of the participant's payroll deductions for that offering. No interest accrues on the payroll deductions. Prior to the last five days of an offering period, a participant may withdraw payroll deductions credited to the participant's account under the Plan. A participant must subsequently enroll in the Plan to be eligible for the next offering.

TERMINATION OF EMPLOYMENT

     Upon termination of a participant's employment for any reason, other than death or permanent disability, the payroll deductions credited to the employee's account will be returned to the employee. If the participant's employment terminates due to death or permanent disability, the participant or the participant's beneficiary will have the right to elect:

     - to withdraw all of the payroll deductions credited to the participant's account under the Plan, or

     - to exercise the participant's option on the next offering termination date and purchase the number of shares of Common Stock that the accumulated payroll deductions in the participant's account will purchase at the applicable option price.

     Any excess in the participant's account will be returned to the participant or his or her beneficiary, without interest. In the event that the Company receives no notice of election from the participant or his or her beneficiary, the participant or his or her beneficiary will be deemed to have elected to exercise the participant's option.

AMENDMENT AND TERMINATION OF THE PLAN

     The Plan shall terminate upon the earlier of:

     - January 1, 2008, or

     - the date on which all shares available for issuance under the Plan shall have been sold, unless earlier terminated by the Board of Directors in its discretion.

CORPORATE TRANSACTIONS

     Upon the dissolution or liquidation of the Company, or upon a reorganization, merger, or consolidation of the Company in which the Company is not the surviving corporation, or a sale of all of the property or stock of the Company to another corporation, the holders of outstanding options under the Plan will be entitled to receive, upon exercise of the options, as nearly as reasonably may be determined, the cash, securities, and/or property which a holder of one share of Common Stock was entitled to receive at the time of the transaction.

FEDERAL INCOME TAX CONSEQUENCES

     The Plan is intended to qualify as an "employee stock purchase plan" under
Section 423 of the Internal Revenue Code of 1986, as amended. Under these provisions, no income will be taxable to a participant at the time of grant of the option or purchase of shares. A participant will, however, recognize taxable income when the participant sells or otherwise disposes of the shares. If the shares are sold or otherwise disposed of more than (a) two years from the first day of the offering period and (b) more than one year from the date of transfer of the shares to the participant, then the participant will recognize ordinary income measured as the lesser of:

     - the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or

     - an amount equal to 15% of the fair market value of the shares as of the first day of the offering period. Any additional gain will be treated as long-term capital gain.

     If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the price at which the participant purchased the shares under the Plan. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. The Company will not be entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent ordinary income is recognized by participants as a result of a sale or disposition of shares prior to the expiration of the holding periods described above. The foregoing is only a summary of the federal income taxation consequences to the participants and the Company with respect to the shares purchased under the Plan, is not intended to be complete, and does not discuss the income tax laws of any municipality, state, or foreign country. It is advisable that a participant contact his or her own tax advisor concerning the application of tax laws.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth information concerning the compensation for the fiscal years ended December 31, 1998, 1997, and 1996 earned by the Company's Chief Executive Officer and the Company's three most highly compensated executive officers whose aggregate cash compensation exceeded $100,000 for services rendered in all capacities to the Company and its subsidiaries for the last fiscal year (the "Named Officers").

                                           Annual Compensation                     Long Term Compensation
                                ------------------------------------------   -----------------------------------
                                                                                     Awards            Payouts
                                                                 OTHER       ----------------------   ----------
                                                                 ANNUAL      RESTRICTED                             ALL OTHER
           NAME AND                                             COMPEN-         STOCK      OPTIONS       LTIP        COMPEN-
      PRINCIPAL POSITION        YEAR   SALARY($)   BONUS($)   SATION($)(1)   AWARD(S)($)   /SARS(#)   PAYOUTS($)   SATION($)(2)
      ------------------        ----   ---------   --------   ------------   -----------   --------   ----------   ------------
C. ZANE CLOSE.................  1998    270,000         --        --             --        140,000(2)    --            1,500(3)
  President and Chief
    Executive                   1997    209,276    185,716        --             --         60,000       --               --
  Officer                       1996(4)  157,662        --        --             --             --       --               --
ESWAR SUBRAMANIAN.............  1998    185,000         --        --             --         40,000(2)    --            1,500(3)
  Sr. Vice President and        1997    164,661    120,097        --             --         50,000       --            3,162(5)
  Chief Operating Officer       1996(4)  132,155        --        --             --             --       --               --
MICHAEL K. BONHAM.............  1998    150,000         --        --             --         65,000(2)    --            1,500(3)
  Sr. Vice President of Sales   1997    134,950     99,547        --             --         15,000       --           13,349(5)
  and Marketing                 1996(4)  122,386        --        --             --             --       --               --
RANDAL L. BUNESS..............  1998    148,000         --        --             --         90,000(2)    --            1,500(3)
  Sr. Vice President, Chief     1997    119,981     75,000        --             --             --       --               --
  Financial Officer,            1996     61,923         --                                  50,000       --               --
  Secretary and Treasurer(6)

---------------
(1) Other annual compensation did not exceed the lesser of $50,000 or 10% of the total salary and bonus for any of the Named Officers.

(2) Reflects the effect of the reissuance in August 1998 of options to acquire 60,000, 40,000, 25,000, and 40,000 shares granted to Messrs. Close, Subramanian, Bonham, and Buness, respectively, originally granted in January 1998 and cancelled.

(3) Represents matching contributions to the Company's 401(k) plan.

(4) Includes $14,279, $28,000, and $22,800 in salary and/or bonus earned by Messrs. Close, Subramanian, and Bonham, respectively, in 1996 payment for which was deferred to 1997.

(5) Represents the earnings from the Company's deferred compensation plan which was liquidated in November 1997.

(6) Mr. Buness became an officer of the Company in June 1996.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides information on stock options granted to the Company's Named Officers during the fiscal year ended December 31, 1998.

                                                INDIVIDUAL GRANTS                   POTENTIAL REALIZABLE
                                 -----------------------------------------------      VALUE AT ASSUMED
                                 NUMBER OF    % OF TOTAL                           ANNUAL RATES OF STOCK
                                 SECURITIES    OPTIONS                             PRICE APPRECIATION FOR
                                 UNDERLYING    GRANTED     EXERCISE                  OPTION TERM($)(1)
                                  OPTIONS       FISCAL      PRICE     EXPIRATION   ----------------------
             NAME                GRANTED(#)      YEAR       ($/SH)       DATE         5%          10%
             ----                ----------   ----------   --------   ----------   --------    ----------
C. Zane Close..................    60,000(2)      6%        16.875     01/09/08     636,756     1,613,664
                                   60,000(3)      6%        11.000      8/11/08     415,070     1,051,870
                                   80,000(4)      8%        12.250     12/11/08     616,317     1,561,868
Eswar Subramanian..............    40,000(2)      4%        16.875     01/09/08     425,504     1,075,776
                                   40,000(3)      4%        11.000      8/11/08     276,714       701,247
Michael K. Bonham..............    25,000(2)      3%        16.875     01/09/08     265,315       672,360
                                   25,000(3)      3%        11.000      8/11/08     172,946       438,279
                                   40,000(4)      4%        12.250     12/11/08     308,158       780,934
Randal L. Buness...............    40,000(2)      4%        16.875     01/09/08     424,504     1,075,776
                                   40,000(3)      4%        11.000      8/11/08     276,714       701,246
                                   50,000(4)      5%        12.250     12/11/08     385,198       976,167

---------------
(1) Calculated from a base price equal to the exercise price of each option, which was the fair market value of the common stock on the date of grant. The amounts represent only certain assumed rates of appreciation.

(2) The options granted on January 9, 1998, were cancelled and reissued on August 11, 1998.

(3) Represents regrant of January 9, 1998, options that were cancelled. One-fifth of the options vest and become exercisable on the date of grant, August 11, 1998; and one-fifth on each of August 11, 1999; August 11, 2000; August 11, 2001; and August 11, 2002. The vesting schedule will accelerate if the average price per share for the previous 30 calendar days reaches a specified amount. If the stock reaches an average price of $15.00 per share, 25% of the options will vest; $20.00 per share, another 25% will vest; $25.00 per share, another 25% will vest; and $30.00 per share, the remainder of the options will vest.

(4) One-fifth of the options vest and become exercisable on the date of grant, December 14, 1998; and one-fifth on each of December 14, 1999; December 14, 2000; December 14, 2001; and December 14, 2002.

OPTION HOLDINGS AND YEAR END OPTIONS VALUES

     The following table contains certain information representing the options held by the Named Officers as of December 31, 1998.

                                             NUMBER OF UNEXERCISED              VALUE OF UNEXERCISED
                                               OPTIONS AT FISCAL                IN-THE-MONEY OPTIONS
                                                  YEAR-END(#)                 AT FISCAL YEAR-END($)(1)
                                        -------------------------------    -------------------------------
                 NAME                   EXERCISABLE    UNEXERCISABLE(2)    EXERCISABLE    UNEXERCISABLE(2)
                 ----                   -----------    ----------------    -----------    ----------------
C. Zane Close.........................    121,000          139,000          $612,498          $281,382
Eswar Subramanian.....................     70,000           55,000           373,160           152,840
Michael K. Bonham.....................     71,750           58,250           433,052           107,639
Randal L. Buness......................     50,000           90,000            83,150           151,920

---------------
(1) Calculated based upon the December 31, 1998, Nasdaq National Market closing price of $13.438 per share, multiplied by the applicable number of shares in-the-money, less the aggregate exercise price for such shares.

(2) Not vested as of December 31, 1998.

OPTION REPRICINGS

     The following table sets forth certain information with respect to the cancellation of outstanding stock options held by and the grant of replacement options to any of the Company's Named Officers during fiscal 1998.

                           TEN-YEAR OPTION REPRICINGS

                                        NUMBER OF
                                       SECURITIES    MARKET PRICE                                     LENGTH OF
                                       UNDERLYING    OF STOCK AT       EXERCISE                    ORIGINAL OPTION
                                         OPTIONS       TIME OF       PRICE AT TIME      NEW         TERM REMAINING
                                       REPRICED OR   REPRICING OR   OF REPRICING OR   EXERCISE        AT DATE OF
NAME AND PRINCIPAL                       AMENDED      AMENDMENT        AMENDMENT       PRICE         REPRICING OR
POSITION                       DATE        (#)           ($)              ($)           ($)           AMENDMENT
------------------            -------  -----------   ------------   ---------------   --------   --------------------
C. ZANE CLOSE...............  8/11/98    60,000         11.00           16.875         11.00     9 years and 6 months
  President and Chief
  Executive Officer
ESWAR SUBRAMANIAN...........  8/11/98    40,000         11.00           16.875         11.00     9 years and 6 months
  Sr. Vice President and
  Chief Operating Officer
MICHAEL K. BONHAM...........  8/11/98    25,000         11.00           16.875         11.00     9 years and 6 months
  Sr. Vice President of
  Sales and Marketing
RANDAL L. BUNESS............  8/11/98    40,000         11.00           16.875         11.00     9 years and 6 months
  Sr. Vice President, Chief
  Financial Officer,
  Secretary, and Treasurer

EMPLOYMENT AGREEMENTS AND OTHER ARRANGEMENTS

     The Company has entered into Employment Agreements with C. Zane Close, Michael K. Bonham, and Randal L. Buness that provide a base salary of $280,000 for Mr. Close and $160,000 for Messrs. Bonham and Buness and entitles each to participate in incentive compensation programs, stock option plans, and other generally available benefit programs. The terms of the agreements are two years for Mr. Close and one year for Messrs. Bonham and Buness, and each provides for automatic successive one-year renewal terms to continue until one party provides the other with written notice of non-renewal.

     Under each of the agreements, if the executive's employment is terminated by the Company without Cause (as defined) or by the executive for Good Reason (as defined), the executive will be entitled to "Severance Benefits." Under the agreements, Severance Benefits are defined as the greater of:

     - the sum of (a) the executive's base salary for the unexpired term of the agreement, and (b) the average of incentive compensation paid to the executive for the two years prior to the date of termination multiplied by a fraction, the numerator of which is the number of months remaining from the date of termination to the end of the term of the agreement and the denominator of which is 12, and

     - the sum of (x) the executive's base salary in effect on the date of termination and (y) the average of incentive compensation paid to the executive for the two years prior to the date of termination.

     In addition, under the agreements each executive will continue to receive life, disability, accident and group health insurance benefits substantially similar to those which he was receiving immediately prior to his termination of employment until the earlier of the end of the period of 12 months following his termination of employment or the day on which he becomes eligible to receive any substantially similar continuing health care benefits under any plan or program of any other employer.

     Each of the agreements provides for the Company to indemnify the executive for certain liabilities arising from actions taken within the scope of employment. Each agreement contains restrictive covenants pursuant to which the executive has agreed not to compete with the Company or to solicit any clients or employees for a period of one year after the executive's employment ceases. These restrictions do not apply if the executive is terminated without Cause or by the executive for Good Reason.

     Mr. Subramanian's employment agreement provided for automatic successive one-year renewal terms and for additional increases in the base salary and bonuses as determined by Cerprobe's Board of Directors in its sole discretion. The agreement could be terminated with or without cause by Cerprobe upon 90 days written notice to Mr. Subramanian, and Mr. Subramanian could terminate his obligation under the agreement by giving Cerprobe at least 90 days notice of his intent to terminate. The agreement contained restrictive covenants prohibiting him from soliciting employees for a period of six months after his employment ceases. In March 1999 Mr. Subramanian's employment terminated.

  Change of Control Agreements

     The Company also entered into Change of Control Agreements with Messrs. Close, Bonham, and Buness. These Change of Control agreements provide that, upon termination of their employment by the Company without Cause (as defined) within two years following a Change of Control (as defined), or termination by executive for Good Reason (as defined) within two years following a Change of Control each is entitled to lump sum payment equal to the sum of:

     - two times base salary on the date of termination of employment,

     - two times the average of incentive compensation for the two years prior to termination of employment, and

     - the amount of any lump-sum severance benefit paid under any employment agreement.

     Additionally, each will be entitled to continuation of life, disability and group health benefits for 24 months after termination of employment.

     Notwithstanding the above, the benefits under the Change of Control Agreements will be reduced to the extent that the payments would not be deductible by the Company (in whole or in part) under Section 280G of the Internal Revenue Code (which is generally equal to 299% of the executive's average annual total compensation during the preceding five years).

401(k) PLAN

     In 1993, the Company established the Cerprobe Corporation 401(k) Plan. Employees who have reached 18 years of age and who have completed 90 days of service for the Company are eligible to participate. Under the 401(k) Plan, participating employees may defer up to 15% of their pre-tax compensation, subject to the maximum allowed under the Internal Revenue Code. Any contribution by the Company is at its discretion and only for those participants who have completed one year of service with the Company.

THE 1995 STOCK OPTION PLAN

     The 1995 Plan, as amended, is divided into two programs: the Discretionary Grant Program and the Automatic Grant Program. The Discretionary Grant Program provides for the granting of options to acquire Common Stock ("Options"), the direct granting of Common Stock ("Stock Awards"), the grant of stock appreciation rights ("SARs"), or the granting of other cash awards ("Cash Awards") (Stock Awards, SARs, and Cash Awards are collectively referred to herein as "Awards"). Options and Awards under the 1995 Plan may be issued to executive officers, directors, employees, consultants, and other independent contractors who provide valuable services to Cerprobe and its subsidiaries (collectively, "Eligible Persons"). The Options issued may be incentive stock options or non-qualified stock options. Cerprobe believes that the Discretionary Grant Program represents an important factor in attracting and retaining executive officers and other key employees and constitutes a significant part of its compensation program, providing them with an opportunity to acquire a proprietary interest in Cerprobe and giving them an additional incentive to use their best efforts for the long-term success of Cerprobe. The Automatic Option Program provides for the automatic grant of options to acquire shares of Common Stock ("Automatic Options"). Automatic Options are granted to non-employee members of the Board of Directors ("Eligible Directors"). Cerprobe believes that the Automatic Option Program promotes the interests of Cerprobe by providing such directors the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in Cerprobe and an increased personal interest in Cerprobe's continued success and progress.

  Shares Subject to the 1995 Plan

     Currently, a maximum of 1,400,000 shares of Common Stock may be issued under the 1995 Plan. If any Option or SAR terminates or expires without having been exercised in full, stock not issued under such Option or SAR will again be available for the purposes of the 1995 Plan. If any change is made in the stock subject to the 1995 Plan or subject to any Option or SAR granted under the 1995 Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, split-up, combination of shares, exchange of shares, change in corporate structure, or otherwise), the 1995 Plan provides that appropriate adjustments will be made as to the maximum number of shares subject to the 1995 Plan and the number of shares and exercise price per share of stock subject to outstanding Options or Awards. As of April 13, 1999, 103,600 shares of Common Stock have been issued upon exercise of Options granted pursuant to the 1995 Plan, and there were outstanding Options to acquire 992,400 shares of Common Stock under the 1995 Plan.

  Eligibility

     Options and Awards may be granted pursuant to the Discretionary Grant Program only to persons ("Eligible Persons") who at the time of grant are either:

     - key personnel (including officers and directors) of Cerprobe, or

     - consultants or independent contractors who provide valuable services to Cerprobe. Options that are incentive stock options may be granted only to key personnel of Cerprobe who are also employees of Cerprobe. To the extent that granted Options are incentive stock options, the terms and conditions of those Options must be consistent with the qualification requirements set forth in the Internal Revenue Code.

  Exercise of Options

     The expiration date, maximum number of shares purchasable, and the other provisions of the Options are established at the time of grant, provided that no options may be granted for terms of more than 10 years. Options vest and thereby become exercisable in whole or in one or more installments at such time as may be determined by the Plan Administrator upon the grant of the Options. However, a Plan Administrator has the discretion to provide for the automatic acceleration of the vesting of any Options or Awards granted under the Discretionary Grant Program in the event of a "Change in Control." The definition of "Change in Control" includes the following events:

     - the acquisition of beneficial ownership by certain persons, acting alone or in concert with others, of 40% or more of Common Stock pursuant to a tender offer which the Board of Directors recommends that Cerprobe's stockholders not accept, or

     - a change in the composition of the Board of Directors occurs such that those individuals who were elected to the Board of Directors at the last stockholders' meeting at which there was not a contested election for Board membership subsequently ceased to comprise a majority of the Board of Directors by reason of a contested election.

     Each Plan Administrator will determine the exercise prices of Options at the time of grant. However, the exercise price of any Option may not be less than 100% of the fair market value of the Common Stock at the time of the grant (110% if the Option is granted to a person who at the time the Option is granted owns 10% of the total combined voting power of all classes of stock of Cerprobe). Generally, Options can be exercised by delivery of cash, bank cashier's check, or shares of Common Stock.

  Termination of Employment or Services

     Options granted under the 1995 Plan are generally nontransferable other than by will or by the laws of descent and distribution upon the death of the optionholder and, during the lifetime of the optionholder, are exercisable only by such optionholder. If any optionholder ceases to be employed by Cerprobe for a reason other than death or permanent disability, such optionholder may, within 30 days after the termination of such employment, exercise some or all of the vested incentive stock options held by such employee. In the event of the death of the participant, incentive stock options may be exercised within 90 days thereafter. Termination of employment at any time for cause immediately terminates all Options held by the terminated employee.

     Non-qualified Options will remain exercisable for such period of time after termination as determined by the Plan Administrator at the time of grant of such Options. However, if the optionholder is discharged for cause, all Options held by such optionholder will terminate.

  Awards

     A Plan Administrator also may grant Awards to Eligible Persons under the 1995 Plan. Awards may be granted in the form of SARs, Stock Awards, or Cash Awards. Awards granted in the form of SARs entitle the recipient to receive a cash payment equal to the appreciation in market value of a stated number of shares of Common Stock from the price on the date the SAR was granted or became effective to the market value of the Common Stock on the date first exercised or surrendered. Awards granted in the form of Stock Awards entitle the recipient to receive shares of Common Stock directly. Awards granted in the form of cash entitle the recipient to receive direct payments of cash depending on the market value or the appreciation of the Common Stock or other securities of Cerprobe. To the extent permitted by applicable law, Cerprobe may issue any other options, warrants, or awards other than pursuant to the 1995 Plan without stockholder approval.

  Terms and Conditions of Automatic Options

     The 1995 Plan provides that each year at the meeting of the Board of Directors held immediately after the annual meeting of stockholders, each Eligible Director is granted an Automatic Option to acquire 3,000 shares of Common Stock ("Annual Automatic Option"), which vest at the time of such grant.

     The exercise price per share of Common Stock subject to each Automatic Option is equal to 100% of the fair market value per share on the date of the grant of the Automatic Option. Each Automatic Option expires on the tenth anniversary of the date on which an Automatic Option grant was made. Eligible Directors also may be eligible to receive Options or Awards under the Discretionary Grant Program or option grants or direct stock issuances under any other plans of Cerprobe. Cessation of service on the Board terminates any Automatic Options for shares that were not vested at the time of such cessation.

     The 1995 Plan provides that, in the event of Change in Control, all unvested Automatic Options will automatically accelerate and immediately vest so that each outstanding Automatic Option will, immediately prior to the effective date of such Change in Control, become fully exercisable.

  Duration and Modification

     The 1995 Plan will remain in force until May 9, 2005. The Board of Directors of Cerprobe may at any time suspend, amend, or terminate the 1995 Plan, except that without approval by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or by proxy at a meeting of stockholders of Cerprobe, the Board of Directors may not:

     - increase, except in the case of certain organic changes to Cerprobe, the maximum number of shares of Common Stock subject to the 1995 Plan,

     - reduce the exercise price at which Options may be granted or the exercise price for which any outstanding Options may be exercised,

     - extend the term of the 1995 Plan,

     - change the class of persons eligible to receive Options or Awards under the 1995 Plan, or

     - materially increase the benefits accruing to participants under the 1995 Plan.

  Deductibility of Executive Compensation

     The Company anticipates that any compensation deemed paid by it in connection with disqualifying dispositions of incentive stock option shares or exercises on non-statutory options granted with exercise prices equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation for purposes of Code Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company. Accordingly, all compensation deemed paid with respect to those options will remain deductible by the Company without limitation under Code Section 162(m).

OTHER STOCK OPTION PLANS

     On April 3, 1989, the Board of Directors approved, and on May 6, 1989, the stockholders ratified, the adoption of an incentive stock option plan (the "ISO Plan") to provide for the grant of options to key executive, managerial or supervisory employees or other employees who are deemed by the Board of Directors to have performed extraordinary services to the Company, which options will qualify for the tax benefits accorded "incentive stock options" as defined in Section 422A of the Code. The Board of Directors also approved an amendment to the prior Non-Qualified Plan to provide that the Company's directors who are not employees of the Company, and thus not eligible to receive incentive stock options under the ISO Plan, would be eligible to receive options under the Non-Qualified Plan.

     In connection with the adoption of the ISO Plan, all existing options under the prior plan were permitted to be exchanged for incentive stock options under the ISO Plan at the option of the holder. A maximum of

500,000 shares of Common Stock was reserved for issuance upon exercise of options granted under the ISO Plan and a maximum of 685,000 under the Non-Qualified Plan. The Non-Qualified Plan and the ISO Plan together are referred to herein as the "Stock Option Plans."

     The purpose of the Stock Option Plans is to aid the Company in attracting and retaining directors and employees and to provide such persons with an incentive to purchase a proprietary interest in the Company in order to create an increased personal interest in the Company's continued success and progress, thereby motivating them to exert their best efforts on behalf of the Company. The Stock Option Plans are administered by the Board of Directors. The Stock Option Plans authorize the Board of Directors to delegate its administrative authority and discretion under the Stock Option Plans to the Compensation Committee of the Board of Directors.

     The exercise price of any options granted under the ISO Plan may not be less than 100% of the fair market value of shares of the Common Stock at the time the option is granted (or, for incentive stock options granted to a person who, at the time of the grant, is the beneficial owner of more than 10% of the combined voting power of all classes of voting stock then outstanding of the Company or any parent or subsidiary of the Company (a "10% Beneficial Owner"), not less than 110% of the fair market value of the Common Stock at the date of grant). All options granted under the ISO Plan expire ten years from the date of grant (five years in the case of a 10% Beneficial Owner), unless an earlier expiration date is provided in the option agreement. The term of each option granted under the Non-Qualified Plan is fixed by the Board of Directors or the Compensation Committee at the date of grant. Options granted under the Stock Option Plans are non-transferable by the optionholder, otherwise than by will or the laws of descent and distribution, and are exercisable during the optionholder's lifetime only by the optionholder, or in the event of the death of the optionholder, by a person who acquires the right to exercise the option by the laws of descent and distribution.

     Only key executive, managerial or supervisory employees of Cerprobe, including directors who also are full time employees, and other employees who are deemed by the Board of Directors to have performed extraordinary services to the Company, are eligible to receive options granted under the ISO Plan. Although all employees of Cerprobe are eligible to receive options under the Non-Qualified Plan, the Board of Directors intends to grant options under the Non-Qualified Plan primarily to the Company's Unaffiliated Directors.

     The Stock Option Plans authorize the Board of Directors to amend the Stock Option Plans without stockholder approval whenever the Board of Directors deems an amendment proper and in the best interests of the Company. However, the Board of Directors may not amend the ISO Plan or otherwise take any action with respect to the ISO Plan which would prevent any option granted under the ISO Plan from qualifying as an "incentive stock option" within the meaning of
Section 422A of the Code. Moreover, the Board of Directors may not, without stockholder approval, increase the aggregate number of shares of the Common Stock which are subject to the ISO Plan, reduce the exercise price at which options may be granted under the ISO Plan or at which any outstanding option may be exercised, or extend the term of the ISO Plan. The ISO Plan terminated on April 3, 1999.

     As of April 13, 1999, 920,100 shares of Common Stock have been issued upon exercise of options granted pursuant to the Stock Option Plans, and there were outstanding options to acquire 242,566 shares of Common Stock under the Stock Option Plans.

1997 EMPLOYEE STOCK PURCHASE PLAN

     The 1997 Stock Purchase Plan allows eligible employees of the Company to purchase shares of Common Stock through periodic payroll deductions. See PROPOSAL NO. 2 APPROVAL FOR AN AMENDMENT TO THE COMPANY'S 1997 EMPLOYEE STOCK PURCHASE PLAN for a detailed description of the plan.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Committee") is responsible for reviewing and recommending for approval by the Board of Directors the Company's executive compensation policies and practices and all elements of compensation for the Company's executive officers. The Committee is comprised exclusively of independent, non-employee directors. During the fiscal year ended December 31, 1998, the Committee consisted of Ross
J. Mangano, Donald F. Walter, and Kenneth W. Miller.

  Philosophy

     The Company's compensation philosophy is that total cash compensation should vary with the performance of the Company, and that any long-term compensation should be closely aligned with the interests of the stockholders. The compensation package for each executive officer is comprised of three elements:

     - base salary that is designed primarily to be competitive with salary levels in the Company's industry and that reflects individual performance;

     - annual cash bonus that is tied to the Company's achievement of financial performance targets and, in some cases, non-financial objectives; and

     - long-term stock-based incentive awards that aid in the retention of the executive officer and align the officer's interests with those of the stockholders. As an executive officer's level of responsibility increases, it is the intent of the Company to have a greater portion of the executive officer's total compensation be dependent upon Company performance and stock appreciation rather than base salary.

  Base Salary

     For comparative compensation purposes for the 1998 fiscal year, the Committee engaged an independent compensation consultant to review and summarize the compensation practices of similar sized businesses in the high technology and electronics industries based upon published 1996-1997 data. The Committee also considered other available executive compensation surveys generally based upon 1996-1997 data and compensation recommendations provided by the Chief Executive Officer for all executive officers except himself. The base salary for each officer is determined on the basis of the above comparative industry salaries, the experience and personal performance of the officer, and internal comparability considerations. The weight given to each of these factors differs from officer to officer, as the Committee deems appropriate. For each executive officer, the Committee seeks to establish a base salary that is at or close to the median salary paid to similarly situated industry executives.

  Annual Cash Bonus

     Annual discretionary bonuses are designed to provide incentive compensation to executive officers that contribute substantially to the success of the Company. The bonuses are intended to maintain a strong link between the Company's financial performance and enhanced stockholder value by rewarding results that exceed industry averages. Financial performance targets and non-financial objectives are established for each fiscal year. Bonuses are earned on the basis of the Company's earnings compared to the prior fiscal year; the achievement of strategic objectives primarily related to international operations, integration of acquired companies, the establishment of strategic alliances and the personal performance level of the executive officer. The evaluation of these factors is subjective, with no particular weight being assigned to any one factor. For 1998, the Committee determined that the Company's performance did not warrant the payment of discretionary bonuses.

  Long-Term Incentive Compensation

     Long-term incentives are provided through stock option grants. The grants are designed to align the interests of each executive officer with those of the stockholders and provide each executive officer with significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant allows the officer to acquire shares of the Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to 10 years). Each option generally becomes exercisable in annual installments over a four-year period, contingent upon the executive officer's continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if the market price of the underlying shares appreciates over the option term. The number of shares subject to each option grant is set at a level intended to create a meaningful opportunity for stock ownership based upon the officer's current position with the Company, the base salary associated with that position, the size of comparable awards made to executives in similar positions within the industry, the executive's potential for increased responsibility and promotion over the option term, and the executive officer's personal performance in recent periods. The Committee also takes into account the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that executive. However, the Committee does not adhere to any specific guidelines as to the relative option holdings of the Company's executive officers.

     During 1998, the Board of Directors authorized a reduction of the exercise price of certain stock options granted to key employees, including executive officers. The new exercise price for those options was fixed at the market price of the Company's Common Stock at the time of the repricing. Stock options granted to employees under the Company's stock option plans are intended to provide incentives to the employees to work to achieve long-term success for the Company. The decline in the market price of the Company's Common Stock since the date the options were granted was contrary to the purpose of the options, and the Compensation Committee deemed it in the best interest of the Company to reduce the exercise price to the market price at the time of the repricing. With respect to the repriced options, the vesting period of those options was revised at the time of repricing. See the table included under EXECUTIVE COMPENSATION "Option Grants In Last Fiscal Year" and "Ten-Year Option Repricings" for further information on the option repricing

  Benefits

     The Company provides various employee benefit programs to its executive officers, including medical, dental, vision, and life insurance benefits, an employee 401(k) retirement savings plan, an employee stock purchase plan, and short- and long-term disability insurance. These programs are generally available to all employees of the Company.

  Chief Executive Officer Compensation

     The Committee considered the same factors outlined above for other executive officers in setting the fiscal year 1998 base salary and other compensation of C. Zane Close, the Company's President and Chief Executive Officer. In setting Mr. Close's compensation, the Committee sought to achieve two objectives:

     - establish a level of base salary competitive with that paid to other chief executive officers of similar sized companies within the industry and

     - make a significant percentage of the total compensation package contingent upon Company performance and stock appreciation.

     The base salary established for Mr. Close is intended to provide him with a level of stability and certainty each year, and accordingly, it is not affected to any significant degree by Company performance factors. Mr. Close's base salary for fiscal year 1998 was $270,000 and was generally in the fiftieth
(50th) percentile of the base salary levels in effect for other chief executive officers of similar sized companies within the industry. Stock options for an additional 60,000 and 80,000 shares of Common Stock were granted to Mr. Close at option prices of $11.00 and $12.25 respectively, the closing price on the date of the grant on August 11, 1998 and December 14, 1998, respectively. Such options are exercisable over four years, in five successive equal installments measured from the dates of the grants, with the first installment exercisable on the date of the grant and each successive installment exercisable annually thereafter until fully vested. The 60,000 share option grant also included an acceleration feature such that if the share price of the Company's Common Stock attained target levels of $15, $20, $30, and $35 averaged over a 30-day period, vesting would occur with respect to 25%, 50%, 75%, and 100%, respectively, of the 60,000 shares underlying such option.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(m)

     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to each of any publicly held company's chief executive officer and four other most highly compensated executive officers. The compensation paid to the Company's executive officers for the 1998 fiscal year did not exceed the $1 million limit per officer, nor is it expected that the compensation to be paid to the Company's executive officers for fiscal 1999 will exceed that limit. The Company's 1995 Plan is structured so that any compensation deemed paid to an executive officer when he exercises an outstanding option under the 1995 Plan will qualify as performance-based compensation, which will not be subject to the $1 million limitation. Because it is very unlikely that the cash compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1 million limit, the Compensation Committee has decided at this time not to take any other action to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Committee will reconsider this decision should the individual compensation of any executive officer ever approach the $1 million level.

                                          Members of the Compensation Committee

                                          Ross J. Mangano
                                          Kenneth W. Miller
                                          Donald F. Walter

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the fiscal year ended December 31, 1998, the Compensation Committee consisted of Messers. Mangano, Miller, and Walter, non-employee directors of the Company. Mr. Miller served as Treasurer of Cerprobe from October 1991 to June 1996 and Secretary of Cerprobe from October 1991 to June 1996.

                           COMPANY PERFORMANCE GRAPH

     The following graph compares cumulative stockholder returns (change in stock price plus reinvestment of dividends) for the five years ended December 31, 1998 for:

     - The Company's Common Stock;

     - The Hambrecht & Quest Semiconductor Index; and

     - The Nasdaq Stock Market (US) Index. The graph assumes an investment of $100 on December 31, 1993. The performance shown is not necessarily indicative of future performance.
[COMPANY PERFORMANCE GRAPH]

                                                                               H & Q SEMICONDUCTOR         NASDAQ STOCK MARKET
                                                  CERPROBE CORPORATION                INDEX                    (US) INDEX
                                                  --------------------         -------------------         -------------------
Dec-93                                                    100                         100                         100
Dec-94                                                     73                         123                          98
Dec-95                                                    232                         171                         138
Dec-96                                                    192                         221                         170
Dec-97                                                    228                         233                         209
Dec-98                                                    179                         328                         293

       COMPLIANCE WITH SECTION 16 OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Exchange Act requires the Company's directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors, and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all
Section 16(a) forms filed with the SEC.

     Based solely on the Company's review of the copies of such forms received by it during the fiscal year ended December 31, 1998, and written representations that no other reports were required, the Company believes that each person who, at any time during such fiscal year, was a director, officer, or beneficial owner of more than 10% of the Company's Common Stock complied with all Section 16(a) filing requirements during such fiscal year, except as noted. Mr. Walter reported a purchase late on a Form 5.

          SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of April 13, 1999, by:

     - each director and each nominee for director;

     - each Named Officer set forth in the Summary Compensation Table under the section entitled "Executive Compensation";

     - all directors and executive officers of the Company as a group; and

     - each person known by the Company to be the beneficial owner of more than 5% of the Common Stock. The information as to beneficial ownership is based upon statements furnished to the Company by such persons.

NAME AND ADDRESS                                                  AMOUNT AND NATURE         PERCENT OF
OF BENEFICIAL OWNER(1)                                        OF BENEFICIAL OWNERSHIP(2)     CLASS(3)
----------------------                                        --------------------------    ----------
Directors and Named Officers
  Ross J. Mangano...........................................            471,131(4)             6.14%
  C. Zane Close.............................................            144,600(5)             1.86%
  William A. Fresh..........................................            227,128(6)             2.96%
  Kenneth W. Miller.........................................            162,831(7)             2.12%
  Donald F. Walter..........................................             33,931(8)                *
  Eswar Subramanian.........................................            150,900(9)             1.95%
  Michael K. Bonham.........................................            117,822(10)            1.52%
  Randal L. Buness..........................................             53,000(11)               *
  All directors and executive officers as a group (eight
     persons)...............................................          1,361,343(12)           16.81%
Non-management 5% Stockholders
  Warburg, Pincus Asset Management, Inc.....................            474,100(13)            6.19%

---------------
  *  Less than 1%.

 (1) Each director, nominee and officer of the Company may be reached through the Company at 1150 North Fiesta Boulevard, Gilbert, Arizona 85233-2237.

 (2) Unless otherwise indicated, and subject to community property laws where applicable, all shares are owned of record by the persons named and the beneficial ownership consists of sole voting power and sole investment power.

 (3) The percentages shown include the shares of Common Stock actually owned as of April 13, 1999, and the shares of Common Stock that the identified person or group had the right to acquire within 60 days of April 13, 1999, pursuant to the exercise of stock options. In calculating the percentage of ownership, all shares of Common Stock that the identified person or group had the right to acquire within 60 days of April 13, 1999, upon the exercise of stock options are deemed to be outstanding for the purpose of computing the percentage of the shares of Common Stock owned by such person or group, but are not deemed to be outstanding for the purpose of computing the percentage of the shares of Common Stock owned by any other person.

 (4) Includes 20,000 shares in the name of Nat & Co voted pursuant to a power of attorney; 21,300 shares in the name of Oliver & Company voted pursuant to a power of attorney; 90,000 shares in the name of Millie M. Cunningham voted pursuant to a power of attorney; 280,200 shares held in the name of Troon & Co., Ross J. Mangano, et al., Trustees for which Mr. Mangano serves as a trustee; and 17,331 shares that Mr. Mangano has the right to acquire pursuant to the exercise of options.

 (5) Includes 133,000 shares that Mr. Close has the right to acquire pursuant to the exercise of options.

 (6) Includes 135,200 shares held by WAF Investment Company, a company 100% owned by Mr. Fresh and his wife; 25,977 shares held by The William A. and Reva Luana Fresh Charitable Remainder Unitrust; and 17,331 shares that Mr. Fresh has the right to acquire pursuant to the exercise of options.

 (7) Includes 65,500 shares held by U.S. Trust Company of California, N.A., as trustee for the Kenneth W. Miller Charitable Remainder Unitrust. Mr. Miller disclaims beneficial ownership with respect to these shares. Also includes 37,331 shares that Mr. Miller has the right to acquire pursuant to the exercise of options.

 (8) Includes 32,331 shares that Mr. Walter has the right to acquire pursuant to the exercise of options.

 (9) Includes 80,000 shares that Mr. Subramanian has the right to acquire pursuant to the exercise of options.

(10) Includes 74,750 shares that Mr. Bonham has the right to acquire pursuant to the exercise of options.

(11) Includes 50,000 shares that Mr. Buness has the right to acquire pursuant to the exercise of options.

(12) Includes 442,074 shares that members of the group had the right to acquire as of April 13, 1999; or within 60 days of April 13, 1999, pursuant to the exercise of stock options.

(13) Warburg, Pincus Asset Management, Inc. serves as Investment Advisor to various fiduciary accounts. Of the 474,100 shares, Warburg Pincus Asset Management, Inc. has sole power to vote 43,600 shares, shared power to vote 412,200 shares, and sole power to dispose 474,100 shares. The address of Warburg, Pincus Asset Management, Inc. is 466 Lexington Avenue, New York, New York 10017.

                   RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

     The principal independent public accounting firm utilized by the Company during the fiscal year ended December 31, 1998, was KPMG LLP, independent certified public accountants (the "Auditors"). It is presently contemplated that the Auditors will be retained as the principal accounting firm to be utilized by the Company during the current fiscal year. A representative of the Auditors will attend the Annual Meeting for the purpose of responding to appropriate questions and will be afforded an opportunity to make a statement if the Auditors so desire.

                 DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Under the rules of the Securities and Exchange Commission (the "Commission"), any proposal that a stockholder intends to have presented at the Company's 2000 Annual Meeting must be received by the Company no later than December 30, 1999 in order to be included in the proxy statement and form of proxy relating to such meeting. Any proposal that is submitted should be addressed to the attention of the Secretary of the Company and must be accompanied by the notice required by the rules of the Commission and must otherwise comply with such rules.

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, it is intended that the shares represented by proxies will be voted in accordance with the judgment of the proxy holders.

Dated: April 13, 1999

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                              CERPROBE CORPORATION
                       1999 ANNUAL MEETING OF STOCKHOLDERS

The undersigned stockholder of CERPROBE CORPORATION, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 13, 1999, and hereby appoints C. Zane Close and Randal L. Buness, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1999 Annual Meeting of Stockholders of CERPROBE CORPORATION, to be held on May 25, 1999 at 10:00 a.m., local time, at the Mesa Hilton, Kachina Room, 1011 West Holmes Avenue, Mesa, Arizona 85210, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

A majority of such attorneys or substitutes as shall be present and shall act at said meeting or any adjournment or adjournments thereof (or if only one shall be present and act, then that one) shall have and may exercise all of the powers of said attorneys-in-fact hereunder.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS; FOR THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S 1997 EMPLOYEE STOCK PURCHASE PLAN AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.
SEE REVERSE SIDE



 X   PLEASE MARK YOUR
     VOTES AS IN THIS
     EXAMPLE

                                                 CUMULATIVE
                               FOR              VOTING OPTION        WITHHOLD
                           all nominees        (indicate number     authority to
                           listed below          of votes for         vote for
                       (except as indicated)     each nominee)      all nominees
1. Election of                 / /                   / /                / /
   Directors
   (mark only one)

If you wish to withhold authority to vote for           ___ Ross J. Mangano
any individual nominee, strike a line through           ___ C. Zane Close
that nominee's name in the list below:                  ___ Kenneth W. Miller
Ross J. Mangano; C. Zane Close; Kenneth W.              ___ Donald F. Walter
Miller; Donald F. Walter; William A. Fresh;             ___ William A. Fresh



                                                         FOR   AGAINST   ABSTAIN
2. Proposal to approve an amendment to the Company's     / /     / /       / /
   1997 ESPP (the "Plan") to reduce the employment eligibility requirement from one year to 90 days.


and upon any such matter or matters which may properly come before the meeting or any adjournment or adjournments thereof.





SIGNATURE(S)___________________________________________ DATED:____________, 1999
(This Proxy should be dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both stockholders should sign.)

                              CERPROBE CORPORATION
                        1997 EMPLOYEE STOCK PURCHASE PLAN
                     (AS AMENDED THROUGH FEBRUARY 15, 1999)

                                   ARTICLE I
                                     PURPOSE

     1.1 Name. This Stock Purchase Plan shall be known as the Cerprobe Corporation 1997 Employee Stock Purchase Plan (the "Plan").

     1.2 Purpose. The Plan is intended to provide a method whereby employees of Cerprobe Corporation, a Delaware corporation, and each Subsidiary Corporation that has agreed, with Cerprobe's Corporation's consent, to participate in the Plan (hereinafter referred to, unless the context otherwise requires, as the "Company") will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of the Common Stock of the Company.

     1.3 Qualifications. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan shall be construed in a manner consistent with the requirements of that section of the Code.

                                   ARTICLE II
                                   DEFINITIONS

     2.1 Base Pay. "Base Pay" shall mean regular straight-time earnings excluding payments for overtime, shift premium bonuses, "skill-based" pay and other special payments, commissions (unless such commissions represent the primary source of compensation, as determined by the Committee) and other marketing incentive payments.

     2.2   Committee. "Committee" shall mean the individuals described in
Article XI.

     2.3 Employee. "Employee" shall mean any person who is customarily employed on a full-time or part-time basis by the Company and is regularly scheduled to work more than 20 hours per week.

     2.4 Stock. "Stock" shall mean the Common Stock of the Company, par value five cents ($.05).

     2.5 Subsidiary Corporation. "Subsidiary Corporation" shall mean any present or future corporation that (i) is a "subsidiary corporation," as that term is defined in Code section 424(f), of Cerprobe Corporation and (ii) is designated as a participant in the Plan by the Committee.

                                  ARTICLE III
                          ELIGIBILITY AND PARTICIPATION

     3.1 Initial Eligibility. Any Employee who has completed 90 days of continuous employment and is employed by the Company on the date such Employee's participation in the Plan is to become effective shall be eligible to participate in Offerings under the Plan which commence on or after such 90 day employment period has concluded.

     3.2 Leave of Absence. For purposes of participation in the Plan, a person on leave of absence shall be deemed to be an Employee for the first 90 days of such leave of absence and, except as otherwise provided by the Committee and unless such Employee shall have returned to regular full-time or part-time employment (as the case may be) prior to the close of business on such 90th day, such Employee's employment shall be deemed to have terminated at the close of business on the 90th day of such leave of absence. Termination by the Company of any Employee's leave of absence, other than termination of such leave of absence on return to full-time or part-time employment, shall terminate an Employee's employment for all purposes of the Plan and shall terminate such Employee's participation in the Plan and right to exercise any option.

     3.3 Restrictions on Participation. Notwithstanding any provision of the Plan to the contrary, no Employee shall be granted an option to participate in the Plan:

           (a) if, immediately after the grant, such Employee would own Stock and/or hold outstanding options to purchase Stock that would cause the Employee to possess five percent or more of the total combined voting power or value of all classes of Stock of the Company (for purposes of this paragraph, the rules of section 424(d) of the Code shall apply in determining stock ownership of any Employee); or

           (b) which permits such Employee's rights to purchase Stock under all Employee stock purchase plans of the Company to accrue at a rate which exceeds $25,000 in fair market value of the Stock (determined at the time such option is granted) for each calendar year in which such option is outstanding.

     3.4 Commencement of Participation. An eligible Employee may become a participant by completing the enrollment forms prescribed by the Committee (including a purchase agreement and a payroll deduction authorization) and filing such forms with the designated office of the Company prior to the Offering Commencement Date for the next scheduled Offering (as such terms are defined below). Payroll deductions for a participant shall commence on the next scheduled Offering Commencement Date when such Employee's authorization for a payroll deduction becomes effective and shall continue in effect for the term of this Plan, except to the extent such payroll deduction is changed in accordance with this Section 3.4, or terminated in accordance with Article VIII. The participant may, at any time, increase or decrease the rate of the participant's payroll deduction by filing the appropriate form with the designated office of the Company. The new rate of payroll deduction shall become effective as of the next applicable Offering Commencement Date.

                                   ARTICLE IV
                                    OFFERINGS

     4.1 Offerings. The Plan will be implemented by a series of successive six-month offerings of the Company's Stock (the "Offerings"), the first Offering beginning on January 1, 1998 and ending June 30, 1998. As used in the Plan, "Offering Commencement Date" means, in the case of the first Offering, January 1, 1998, and in the case of subsequent Offerings, the July 1 or January 1, as the case may be, on which the particular Offering begins. The term "Offering Termination Date" means the June 30 or December 31, as the case may be, on which the particular Offering terminates.

                                   ARTICLE V
                               PAYROLL DEDUCTIONS

     5.1 Amount of Deduction. At the time an Employee files an authorization for payroll deduction and becomes a participant in the Plan, the Employee shall elect to have deductions made from the Employee's pay on each payday during the time the Employee is a participant in an Offering. The deductions shall be at the rate of 1, 2, 3, 4, 5, 6, 7, 8, 9, or 10 percent of such Employee's Base Pay in effect during such Offering; provided however, that prior to any Offering Commencement Date, the Committee shall have the discretion to limit deductions to less than 10 percent (but no less than 5 percent) for any Offering.

     5.2 Calculation of Base Pay. An Employee's Base Pay during the period of an Offering shall be determined by multiplying such Employee's normal weekly rate of pay (as in effect on the last day prior to an Offering Commencement
Date) by 26 or the Employee's normal hourly rate of pay by 1,040. In the case of an Employee designated by the Company as "part-time," such Employee's Base Pay during the period of an Offering shall be assumed to be 20 hours per week. In calculating an Employee's normal weekly rate of pay under this Section 5.2, retroactive adjustments occurring during an Offering which are retroactive to the last day prior to the Commencement Date of that particular Offering shall be taken into account. In addition, if a participant's Base Pay includes commissions, the Committee may set such Employee's Base Pay based upon averages and standards as determined in the discretion of the Committee.

     5.3 Participant Accounts. All payroll deductions made for a participant shall be credited to such Employee's account under the Plan. A participant may not make any separate cash payment into such account except when on leave of absence and then only as provided in Section 5.5.

     5.4 Changes in Payroll Deductions. A participant may discontinue participation in the Plan, but no other change can be made during an Offering and, specifically, a participant may not alter the amount of such participant's payroll deductions for that Offering. Upon a participant's discontinuance of contributions, the participant may elect to either withdraw as provided in
Article VIII or retain amounts in the participant's account in the Plan, which shall be used to purchase Stock at the end of the Offering Period.

     5.5 Leave of Absence. If a participant goes on a leave of absence, such participant shall have the right to elect: (a) to withdraw the balance in such participant's account pursuant to Section 8.1 hereof; (b) to discontinue contributions to the Plan but remain a participant in the Plan; or (c) to remain a participant in the Plan during such leave of absence, to authorize deductions to be made from payments by the Company to the participant during such leave of absence and to make cash payments to the Plan at the end of each payroll period to the extent that amounts payable by the Company to such participant are insufficient to meet such participant's authorized Plan deductions.

                                   ARTICLE VI
                               GRANTING OF OPTION

     6.1 Number of Option Shares. On each Offering Commencement Date, a participating Employee shall be deemed to have been granted an option to purchase the number of shares of the Company's Stock that may be purchased at the purchase price specified in Section 6.2 with the aggregate amount contributed by the Employee during the Offering; provided that the number of shares of the Company's Stock subject to the Employees' option for any Offering shall not exceed the number derived by dividing $12,500 by 100% of the closing price of the Stock on the applicable Offering Commencement Date or the nearest prior business day on which trading occurred on the NASDAQ National Market System.

     6.2 Option Price. The option price of Stock purchased with payroll deductions made during each Offering to a participant therein shall be the lesser of (i) 85 percent of the closing price of the Stock on the applicable Offering Commencement Date or the nearest prior business day on which trading occurred on the NASDAQ National Market System, or (ii) 85 percent of the closing price of the Stock on the applicable Offering Termination Date or the nearest prior business day on which trading occurred on the NASDAQ National Market System.

                                  ARTICLE VII
                               EXERCISE OF OPTION

     7.1 Automatic Exercise. Unless participant gives written notice to the Company as hereinafter provided, such participant's option for the purchase of Stock granted under Section 6.1 hereof will be deemed to have been exercised automatically on the Offering Termination Date applicable to such Offering for the purchase of the number of full shares of stock which the accumulated payroll deductions in such Employee's account at that time will purchase at the applicable option price (but not in excess of the number of shares for which options have been granted to the Employee pursuant to Section 6.1 hereof), and any excess in such Employee's account at that time will be returned to the participant.

     7.2 Fractional Shares. Fractional shares will not be issued under the Plan and any accumulated payroll deductions which would have been used to purchase fractional shares will be held in the Employee's account to be used to purchase Stock in a subsequent Offering.

     7.3 Exercisability of Option. During participant's lifetime, options held by such participant shall be exercisable only by that participant.

     7.4 Withdrawals and Transfers of Stock. Shares of Stock may be withdrawn from a participant's account, in which case one or more certificates for whole shares may be issued in the name of, and delivered to, the participant, with such participant receiving cash in lieu of fractional shares based on the fair market value of a share of Stock on the date of withdrawal. Alternatively, whole shares of Stock may be withdrawn from a participant's account by means of a transfer to a broker-dealer or financial institution that maintains an account for the participant, together with the transfer of cash in lieu of fractional shares based on the fair market value of a share of Stock on the date of withdrawal. Participants may not designate any other person to receive shares of Stock withdrawn or transferred under the Plan. A participant seeking to withdraw or transfer shares of Stock must give instructions to the custodian in such manner and form as may be prescribed by the custodian, which instructions will be acted upon as promptly as practicable. Withdrawals and transfers will be subject to any fees imposed by the custodian.

                                  ARTICLE VIII
                                   WITHDRAWAL

     8.1 In General. Prior to the last five days of an Offering period, a participant may withdraw payroll deductions credited to such participant's account under the Plan any time by giving written notice to the designated office of the Company, which withdrawal notice shall be in form and substance as decided by the Committee. All of the participant's payroll deductions credited to the participant's account will be paid to the participant promptly after receipt of such participant's notice of withdrawal, and no further payroll deductions will be made form the participant's pay during such Offering or during any subsequent Offering unless an Employee re-enrolls as provided in
Section 8.2 hereof. The Company may, at its option, treat any attempt to borrow by a participant on the security of such participant's accumulated payroll deductions as an election to withdraw such deductions.

     8.2 Effect on Subsequent Participation. Participant's withdrawal from any Offering will not have any effect upon such Employee's eligibility to participate in any succeeding Offering or in any similar plan which may hereafter be adopted by the Company. In order to be eligible for a subsequent Offering, however, a participant which has withdrawn from a current Offering must satisfy the requirements of Section 3.4 hereof prior to the Offering Commencement Date of the next succeeding Offering.

     8.3 Termination of Employment. Upon termination of the participant's employment for any reason, including retirement (but excluding death or permanent disablement while in the employ of the Company or continuation of a leave of absence for a period beyond 90 days), the payroll deductions credited to such Employee's account will be returned to the Employee, or, in the case of the Employee's death subsequent to the termination of such Employee's employment, to the person or persons entitled thereto under Section 12.1 hereof.

     8.4 Termination of Employment Due to Death or Permanent Disablement. Upon termination of the participant's employment because of death or permanent disablement, the participant or participant's beneficiary (as defined in Section
12.1 hereof) shall have the right to elect, by written notice given to the designated office of the Company prior to the earlier of the Offering Termination Date or the expiration of a period of 60 days commencing with the termination of the participant's employment, either:

           (a) to withdraw all of the payroll deductions credited to the participant's account under the Plan, or

           (b) to exercise the participant's option on the next Offering Termination Date and purchase the number of full shares of Stock which the accumulated payroll deductions in the participant's account at the date of the participant's cessation of employment will purchase at the applicable option price, and any excess in such account will be returned to said beneficiary, without interest.

     In the event that no such written notice of election shall be duly received by the designated office of the Company, the beneficiary shall automatically be deemed to have elected, pursuant to paragraph (b), to exercise the participant's option.

     8.5 Leave of Absence. A participant on leave of absence shall, subject to the election made by such participant pursuant to Section 5.5 hereof, continue to be a participant in the Plan so long as such participant is on continuous leave of absence. A participant who has been on leave of absence for more than 90 days and who therefore is not an Employee for the purpose of the Plan shall not be entitled to participate in any Offering commencing after the 90th day of such leave of absence. Notwithstanding any other provisions of the Plan, unless a participant on leave of absence returns to regular full-time or part-time employment with the Company at the earlier of: (a) the termination of such leave of absence or
(b) three months from the 90th day of such leave of absence, such participant's participation in the Plan shall terminate on whichever of such dates first occurs.

                                   ARTICLE IX
                                    INTEREST

     9.1 Payment of Interest. No interest will be paid or allowed on any money paid into the Plan or credited to the account of any participant Employee; including any interest paid on any and all money which is distributed to an Employee or such Employee's beneficiary pursuant to the provisions of Sections 8.1, 8.3, 8.4, and 10.1 hereof.

                                   ARTICLE X
                                      STOCK

     10.1 Maximum Shares. The maximum number of shares of Stock which shall be issued under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in Section 12.4 hereof, shall be 150,000 shares. If the total number of shares for which options are exercised on any Offering Termination Date in accordance with Article VI exceeds the maximum number of shares for the applicable Offering, the Company shall make a pro rata allocation of the shares available for delivery and distribution in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable, and the balance of payroll deductions credited to the account of each participant under the Plan shall be returned to such participant as promptly as possible.

     10.2 Participant's Interest in Option Stock. The participant will have no interest in Stock covered by such Employee's option until such option has been exercised.

     10.3 Registration of Stock. Stock to be delivered to participant under the Plan will be registered in the name of the participant, or, if the participant so directs by written notice to the designated office of the Company prior to the Offering Termination Date applicable thereto, in the names of the participant and one such other person as may be designated by the participant, in the form and manner permitted by applicable law.

     10.4 Restrictions on Exercise. The Board of Directors may, in its discretion, require as conditions to the exercise of any option that the shares of Stock reserved for issuance upon the exercise of the option shall have been duly listed, upon official notice of issuance, upon a stock exchange, and that either:

           (a) a Registration Statement under the Securities Act of 1933, as amended, with respect to said shares shall be effective; or

           (b) the participant shall have represented at the time of purchase, in form and substance satisfactory to the Company, that it is such Employee's intention to purchase the shares for investment and not for resale or distribution.

                                   ARTICLE XI
                                 ADMINISTRATION

     11.1 Appointment of Committee. The Board of Directors shall appoint a committee (the "Committee") to administer the Plan, which shall consist of no fewer than two (2) members of the Board of Directors. No member of the Committee shall be eligible to purchase Stock under the Plan.

     11.2 Authority of Committee. Subject to the express provisions of the Plan, the Committee shall have plenary authority in its discretion to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations deemed necessary or advisable for


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
administering the Plan. The Committee's determination on the foregoing matters shall be conclusive. The Committee may delegate its authority as it deems necessary.

     11.3 Rules Governing the Administration of the Committee. The Board of Directors may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. The Committee may select one of its members as its Chairman and shall hold its meetings at such times and places as it shall deem advisable and may hold telephone meetings. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. The Committee may correct any defect or omission or reconcile any inconsistency in the Plan, in the manner and to the extent it shall deem desirable. Any decision or determination reduced to writing and signed by a majority of the members of the Committee shall be as fully effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

                                   ARTICLE XII
                                  MISCELLANEOUS

     12.1 Designation of Beneficiary. A participant may file a written designation of a beneficiary who is to receive any Stock and/or cash. Such designation of beneficiary may be changed by the participant at any time by written notice to the designated office of the Company. Upon the death of participant and upon receipt by the Company of proof of identity and existence at the participant's death of a beneficiary validly designated by the participant under the Plan, the Company shall deliver such Stock and/or cash to such beneficiary. In the event of the death of participant and in the absence of a beneficiary validly designed under the Plan who is living at the time of such participant's death, the Company shall deliver such Stock and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Stock and/or cash to the spouse or to any one or more dependents of the participant as the Company may designate. No beneficiary shall, prior the death of the participant by whom he has been designated, acquire any interest in the Stock or cash credited to the participant under the Plan.

     12.2 Transferability. Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive Stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge, or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Article VIII.

     12.3 Use of Funds. All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose and the Company shall not be obligated to segregate such payroll deductions.

     12.4  Adjustment Upon Changes in Capitalization.

           (a) If, while any options are outstanding, the outstanding shares of Common Stock of the Company have increased, decreased, changed into, or been exchanged to a different number or kind of shares or securities of the Company, through reorganization, merger, recapitalization, reclassification, stock split (whether or not effected in the form of a Stock dividend), reverse Stock split or similar transaction, appropriate and proportionate adjustments may be made by the Committee in the number and/or kind of shares which are subject to purchase under outstanding options and on the option exercise price or prices applicable to such outstanding options. In addition, in any such event, the number and/or kind of shares which may be offered in the Offerings described in Article IV hereof shall also be proportionately adjusted.

           (b) Upon the dissolution or liquidation of the Company, or upon a reorganization, merger, or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of substantially all of the property or Stock of the Company to another corporation, the holder of each option then outstanding under the Plan will thereafter be entitled to receive at the next Offering Termination Date upon the exercise of such option for each share as to which such option shall be exercised, as nearly as reasonably may be determined, the cash, securities, and/or property which a holder of one share of the


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
Stock was entitled to receive upon and at the time of such transaction. The Board of Directors shall take such steps in connection with such transactions as the Board shall deem necessary to assure that the provisions of this Section
12.4 shall thereafter be applicable, as nearly as reasonably may be determined in relation to the said cash, securities, and/or property as to which such holder of such option might thereafter be entitled to receive.

     12.5 Amendment and Termination. The Board of Directors shall have complete power and authority to terminate or amend the Plan; provided, however, that the Board of Directors shall not, without the approval of the stockholders of the Corporation (a) increase the maximum number of shares which may be issued under any Offering (except pursuant to Section 12.4 hereof) or (b) amend the requirements as to the class of Employees eligible to purchase Stock under the Plan or permit the members of the Committee to purchase Stock under the Plan. No termination, modification, or amendment of the Plan may, without the consent of an Employee then having an option under the Plan to purchase Stock, adversely affect the rights of such Employee under such option.

     12.6 Effective Date and Termination Date. The Plan shall become effective as of January 1, 1998, subject to the prior approval by the holders of the majority of the Stock present and represented at the next following annual meeting of the Company's shareholders. If the Plan is not so approved by that date, the Plan shall not become effective. The Plan shall terminate upon the earlier of (a) the tenth anniversary of the effective date of the Plan or (b) the date on which all shares available for issuance under the Plan shall be sold pursuant to purchase options exercised under the Plan.

     12.7 No Employment Rights. The Plan does not, directly or indirectly, create any right for the benefit of any Employee or class of Employee to purchase any shares under the Plan, or create in any Employee or class of Employee any right with respect to continuation of employment by the Company, and it shall not be deemed to interfere in any way with the Company's right to terminate, or otherwise modify, an Employee's employment at any time.

     12.8 Effect of Plan. The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Employee participating in the Plan, including, without limitation, such Employee's estate and the executors, administrators, or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Employee.

     12.9 Governing Law. The law of the State of Arizona will govern all matters relating to this Plan except to the extent it is superseded by the laws of the United States.

                                  CERPROBE CORPORATION, a Delaware corporation

                                  By:   /s/C. Zane Close
                                     -------------------------------------------

                                  Its: President and Chief Executive Officer
                                      ------------------------------------------



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